Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	David Weinberg Chief Operating Officer John Vandemore Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100
Investor Relations:	Andrew Greenebaum Addo Investor Relations (310) 829-5400
Press:	Jennifer Clay Vice President, Corporate Communications SKECHERS USA, Inc. (310) 318-3100

SKECHERS ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS

MANHATTAN BEACH, CA. – July 23, 2020 – SKECHERS USA, Inc. (NYSE:SKX), a global footwear leader, today announced financial results for the second quarter ended June 30, 2020.

Second Quarter Results

•	Sales of $729.5 million, a 42.0 percent decrease
•	Company-owned e-commerce sales grew 428.2 percent
•	China sales grew 11.5 percent
•	Diluted loss per share was $0.44
•	Cash, cash equivalents and investments were $1.56 billion

“Skechers, like most businesses around the world, has never faced a more challenging time than during the pandemic, which caused the closing of nearly every market worldwide,” stated Robert Greenberg, chief executive officer of Skechers. “COVID-19 continues to be a serious concern globally, and the health and welfare of our team, partners and customers remain our number one priority. In the face of this on-going challenge, I am extremely proud of our company. We are a resilient organization driven by a dedicated and flexible team determined to do what it takes to not only survive but position ourselves for a return to profitability. Now, with more than 90 percent of our Skechers stores safely re-opened and some markets in the early stages of recovery, we believe that we will remain a brand consumers and retailers trust to deliver comfort, quality, and style. We are hopeful that global economies will continue to improve, and as they do, we will continue to operate efficiently and judiciously during this pandemic.”

“The impact of COVID-19 to Skechers’ business was significant in the second quarter as we saw much of the world outside Asia shutter nearly all businesses,” began David Weinberg, chief operating officer of Skechers. “However, we remain optimistic about the early signs of recovery we witnessed during the quarter, including a return to growth in China, consistent improvement each month in some markets outside of China, and record shattering growth of over 400 percent in our Company-owned e-commerce business. While every country’s recovery has been unique, we began to see a similar recovery trend, first reflected in China and now extending into other markets globally including Australia, Germany, South Korea and Taiwan. We believe the positive sales trends in markets that have re-opened, as well as the efficiency with which we addressed the pandemic challenges, are strong indicators that when the global health crisis stabilizes, Skechers will remain a global footwear leader.”

Second Quarter 2020 Financial Results

  (Dollars in millions, except per share data)

	Three months ended
	June 30,		Change
	2020	2019	$	%
Sales	$729.5	$1,258.6	$(529.1)	-42.0%
Gross Profit	368.6	609.8	(241.2)	-39.6%
Gross Margin	50.5%	48.5%
SG&A Expenses	432.1	505.1	(73.0)	-14.5%
As a % of Sales	59.2%	40.1%
Earnings / (loss) from Operations	(61.0)	111.1	(172.1)	-154.9%
Operating Margin	(8.4)%	8.8%
Net Earnings / (loss)	(68.1)	75.2	(143.3)	-190.6%
Diluted Earnings / (loss) per Share	$(0.44)	$0.49	$(0.93)	-189.8%

Sales decreased 42.0 percent as a result of a 37.8 percent decrease in its international business and a 47.3 percent decrease in the Company’s domestic business, reflecting the impact of the global pandemic. The Company’s international sales declines were partially offset by an 11.5 percent increase in China sales. The Company’s international wholesale business decreased 29.9 percent and its domestic wholesale business decreased 57.2 percent. With nearly all its Skechers stores closed at some point in the quarter, its direct-to-consumer business decreased 47.1 percent, which includes a 428.2 percent increase in its e-commerce business. Comparable same store sales in its direct-to-consumer business decreased 45.6 percent, including a decrease of 35.9 percent in the United States and 66.9 percent internationally.

Gross margins increased by approximately 210 basis points as a result of a favorable mix of online and international sales.

SG&A expenses decreased $73.0 million, or 14.5 percent in the quarter. Selling expenses decreased by $53.3 million, or 46.9 percent, primarily due to lower advertising and marketing expenses globally. General and administrative expenses decreased by $19.7 million, or 5.0 percent, despite the inclusion of an incremental $10.2 million in bad debt expense, due predominately to the impact of COVID-19 on wholesale customers across the globe. The decrease was primarily the result of a reduction in compensation related expenses due to the temporary closure of its retail stores and the furlough of select corporate staff.

Earnings (loss) from operations decreased $172.1 million, or 154.9 percent, to a loss of $61.0 million.

Net loss was $68.1 million and diluted loss per share was $0.44.

In the second quarter, the Company’s effective income tax rate was 7.2 percent, resulting in a net tax benefit of $4.3 million.

“Despite the challenges of the second quarter, we are optimistic about the early-stage recovery we are seeing in much of our business, including a return to growth in China and the explosive growth of our e-commerce channel,” said John Vandemore, chief financial officer of Skechers. “We ended the second quarter in a position of significant financial strength, having grown our cash balances sequentially by more than $175 million through prudent inventory, working capital and operating expense management. We remain confident in our ability to manage through this crisis and are extremely optimistic about the long-term future of the Skechers brand.”

Six Months 2020 Financial Results

  (Dollars in millions, except per share data)

	Six Months ended
	June 30,		Change
	2020	2019	$	%
Sales	$1,971.8	$2,535.3	$(563.5)	-22.2%
Gross Profit	916.2	1,200.3	(284.1)	-23.7%
Gross Margin	46.5%	47.3%
SG&A Expenses	940.2	934.9	5.3	0.6%
As a % of Sales	47.7%	36.9%
Earnings / (loss) from Operations	(16.2)	276.9	(293.1)	-105.9%
Operating Margin	(0.8)%	10.9%
Net Earnings / (loss)	(19.0)	183.9	(202.9)	-110.3%
Diluted Earnings / (loss) per Share	$(0.12)	$1.19	$(1.31)	-110.1%

For the first six months, sales decreased 22.2 percent, reflecting the impact of the global pandemic on our businesses worldwide.

Gross margins decreased slightly due to lower international gross margins, including the impact of a one-time, non-cash purchase price adjustment related to the acquisition of the Company’s interest in the Mexico joint venture in 2019 of $8.0 million.

For the first six months, SG&A expenses increased by 0.6 percent or $5.3 million. Selling expenses decreased by 26.9 percent or $49.4 million, primarily due to lower advertising and marketing expenses globally. General and administrative expenses increased by 7.3 percent or $54.7 million, reflecting the inclusion of Mexico operations and a net increase in new Company-owned Skechers stores.

Earnings (loss) from operations decreased $293.1 million, or 105.9 percent, to a loss of $16.2 million.

Net loss was $19.0 million and diluted loss per share was $0.12.

Balance Sheet

At quarter-end, cash, cash equivalents and investments totaled $1.56 billion, an increase of $524.5 million, or 50.9 percent from December 31, 2019, and an increase of $583.0 million, or 59.9 percent, over June 30, 2019. The increase primarily reflects the drawdown of $490 million from the Company’s senior unsecured credit facility in the first quarter.

Total inventory, including inventory in transit, was $1.03 billion, a decrease of $42.1 million or 3.9 percent from December 31, 2019, and an increase of $172.1 million or 20.1 percent over June 30, 2019. The higher year-over-year inventory levels reflect lower wholesale shipping and decreased retail activity associated with the global pandemic.

Outlook

The Company is not providing further financial guidance at this time given the ongoing business disruption and substantial uncertainty surrounding the impact of the pandemic on its business globally.

Store Count

	Number of Store Locations as of			Number of Store Locations as of
	March 31, 2020	Opened	Closed(1)	June 30, 2020
Company-owned domestic stores	508	3	(1)	510
Company-owned international stores	304	4	-	308
Joint-venture stores	377	21	(8)	390
Distributor, licensee and franchise stores	2,386	81	(60)	2,407
Total Skechers stores	3,575	109	(69)	3,615

(1) Does not reflect temporary closures due to the COVID-19 pandemic.

Second Quarter 2020 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its second quarter 2020 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning July 23, 2020 at 7:30 p.m. ET, through August 6, 2020, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13706218.

About SKECHERS USA, Inc.

Based in Manhattan Beach, California, Skechers designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in the United States and over 170 countries and territories via department and specialty stores, and direct to consumers through 3,615 Company- and third-party-owned retail stores and e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter, and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under generally accepted accounting principles in the United States. This announcement also contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2019, and its quarterly report on Form 10-Q for the three-months ended March 31, 2020. More specifically, the COVID-19 pandemic has had and is currently having a significant impact on Skechers’ business, financial conditions, cash flow and results of operations. Forward-looking statements with respect to the COVID-19 pandemic include, without limitation, Skechers’ plans in response to this pandemic. At this time, there is significant uncertainty about the COVID-19 pandemic, including without limitation,

(i) the duration and extent of the impact of the pandemic, (ii) governmental responses to the pandemic, including how such responses could impact Skechers’ business and operations, as well as the operations of its contract manufacturers and other business partners, (iii) the effectiveness of Skechers’ actions taken in response to these risks, and (iv) Skechers’ ability to effectively and timely adjust its plans in response to the rapidly changing retail and economic environment. Taking these and other risk factors associated with COVID-19 into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,352,120	$824,876
Short-term investments	105,677	112,037
Trade accounts receivable, net	478,011	645,303
Other receivables	68,104	53,932
Total receivables	546,115	699,235
Inventories	1,027,735	1,069,863
Prepaid expenses and other current assets	105,141	113,580
Total current assets	3,136,788	2,819,591
Property, plant and equipment, net	833,103	738,925
Operating lease right-of-use assets	1,102,885	1,073,660
Deferred tax assets	49,198	49,088
Long-term investments	98,236	94,589
Goodwill	93,497	71,412
Other assets, net	94,339	45,678
Total non-current assets	2,271,258	2,073,352
TOTAL ASSETS	$5,408,046	$4,892,943
LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term borrowings	$69,359	$66,234
Short-term borrowings	13,870	5,789
Accounts payable	621,142	764,844
Operating lease liabilities	194,508	191,129
Accrued expenses	177,907	210,235
Total current liabilities	1,076,786	1,238,231
Long-term borrowings, excluding current installments	680,109	49,183
Long-term operating lease liabilities	1,099,798	966,011
Deferred tax liabilities	12,435	322
Other long-term liabilities	101,774	103,089
Total non-current liabilities	1,894,116	1,118,605
Total liabilities	2,970,902	2,356,836
Stockholders’ equity:
Skechers U.S.A., Inc. equity	2,224,715	2,314,665
Non-controlling interests	212,429	221,442
Total stockholders' equity	2,437,144	2,536,107
TOTAL LIABILITIES AND EQUITY	$5,408,046	$4,892,943

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited, dollars in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Sales	$729,472	$1,258,565	$1,971,817	$2,535,321
Cost of sales	360,906	648,730	1,055,583	1,334,977
Gross profit	368,566	609,835	916,234	1,200,344
Royalty income	2,596	6,341	7,844	11,542
	371,162	616,176	924,078	1,211,886
Operating expenses:
Selling	60,240	113,507	134,295	183,721
General and administrative	371,893	391,588	805,944	751,220
	432,133	505,095	940,239	934,941
Earnings / (loss) from operations	(60,971)	111,081	(16,161)	276,945
Other income / (expense):
Interest income	1,547	3,067	3,854	6,209
Interest expense	(4,804)	(1,905)	(6,785)	(3,182)
Other, net	4,704	553	8,157	(4,433)
Total other income / (expense)	1,447	1,715	5,226	(1,406)
Earnings (loss) before income tax expense	(59,524)	112,796	(10,935)	275,539
Income tax expense / (benefit)	(4,307)	20,798	3,122	52,522
Net earnings / (loss)	(55,217)	91,998	(14,057)	223,017
Less: Net earnings attributable to non-controlling interests	12,880	16,818	4,939	39,079
Net earnings / (loss) attributable to Skechers U.S.A., Inc.	$(68,097)	$75,180	$(18,996)	$183,938
Net earnings / (loss) per share attributable to Skechers U.S.A., Inc.:
Basic	$(0.44)	$0.49	$(0.12)	$1.20
Diluted	$(0.44)	$0.49	$(0.12)	$1.19
Weighted average shares used in calculating net earnings / (loss) per share attributable to Skechers U.S.A, Inc.:
Basic	154,138	153,413	153,849	153,446
Diluted	154,138	153,912	153,849	154,051

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)

	Three Months ended
	June 30,		Change
	2020	2019	$	%
Sales:
Domestic wholesale	$130,738	$305,307	$(174,569)	-57.2%
International wholesale	385,181	549,551	(164,370)	-29.9%
Direct-to-consumer	213,553	403,707	(190,154)	-47.1%
Total	$729,472	$1,258,565	$(529,093)	-42.0%
Gross profit:
Domestic wholesale	$50,426	$116,643	$(66,217)	-56.8%
International wholesale	180,449	249,939	(69,490)	-27.8%
Direct-to-consumer	137,691	243,253	(105,562)	-43.4%
Total	$368,566	$609,835	$(241,269)	-39.6%
Gross margin percentage:
Domestic wholesale	38.6%	38.2%
International wholesale	46.8%	45.5%
Direct-to-consumer	64.5%	60.3%
Total gross margin percentage	50.5%	48.5%

	Six Months ended
	June 30,		Change
	2020	2019	$	%
Sales:
Domestic wholesale	$508,700	$652,001	$(143,301)	-22.0%
International wholesale	960,380	1,177,619	(217,239)	-18.4%
Direct-to-consumer	502,737	705,701	(202,964)	-28.8%
Total	$1,971,817	$2,535,321	$(563,504)	-22.2%
Gross profit:
Domestic wholesale	$195,703	$243,094	$(47,391)	-19.5%
International wholesale	420,924	538,668	(117,744)	-21.9%
Direct-to-consumer	299,607	418,582	(118,975)	-28.4%
Total	$916,234	$1,200,344	$(284,110)	-23.7%
Gross margin percentage:
Domestic wholesale	38.5%	37.3%
International wholesale	43.8%	45.7%
Direct-to-consumer	59.6%	59.3%
Total gross margin percentage	46.5%	47.3%

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Unaudited, dollars in thousands except per share data)

	Three months ended June 30,
	2020			2019	Change
	Reported GAAP Measure	Constant Currency Adjustment(1)	Adjusted for Non-GAAP Measure	Reported GAAP Measure	$	%
Sales	$729,472	$12,904	$742,376	$1,258,565	$(516,189)	-41.0%
Cost of sales	360,906	7,395	368,301	648,730	(280,429)	-43.2%
Gross profit	$368,566	$5,509	$374,075	$609,835	$(235,760)	-38.7%
Royalty income	2,596	145	2,741	6,341	(3,600)	-56.8%
SG&A expenses	432,133	6,652	438,785	505,095	(66,310)	-13.1%
Earnings / (loss) from operations	$(60,971)	$(998)	$(61,969)	$111,081	$(173,050)	-155.8%
Other income / (expense)	1,447	(5,208)	(3,761)	1,715	(5,476)	-319.3%
Income tax expense / (benefit)	(4,307)	71	(4,236)	20,798	(25,034)	-120.4%
Less: Non-controlling interests	12,880	127	13,007	16,818	(3,811)	-22.7%
Net earnings / (loss)	$(68,097)	$(6,404)	$(74,501)	$75,180	$(149,681)	-199.1%
Diluted earnings / (loss) per share	$(0.44)	$(0.04)	$(0.48)	$0.49	$(0.97)	-198.0%

	Six months ended June 30,
	2020			2019	Change
	Reported GAAP Measure	Constant Currency Adjustment(1)	Adjusted for Non-GAAP Measure	Reported GAAP Measure	$	%
Sales	$1,971,817	$32,428	$2,004,245	$2,535,321	$(531,076)	-20.9%
Cost of sales	1,055,583	20,201	1,075,784	1,334,977	(259,193)	-19.4%
Gross profit	$916,234	$12,227	$928,461	$1,200,344	$(271,883)	-22.7%
Royalty income	7,844	(150)	7,694	11,542	(3,848)	-33.3%
SG&A expenses	940,239	14,504	954,743	934,941	19,802	2.1%
Earnings / (loss) from operations	$(16,161)	$(2,427)	$(18,588)	$276,945	$(295,533)	-106.7%
Other income / (expense)	5,226	4,796	10,022	(1,406)	11,428	-812.8%
Income tax expense	3,122	298	3,420	52,522	(49,102)	-93.5%
Less: Non-controlling interests	4,939	(411)	4,528	39,079	(34,551)	-88.4%
Net earnings / (loss)	$(18,996)	$2,482	$(16,514)	$183,938	$(200,452)	-109.0%
Diluted earnings / (loss) per share	$(0.12)	$0.02	$(0.10)	$1.19	$(1.29)	-108.4%

Constant Currency Adjustment and Acquisition Related Charges (1)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

Certain Non-GAAP Measures

We use the non-GAAP financial measures presented above to evaluate our results of operations, financial condition, liquidity and indebtedness. We believe that these non-GAAP measures provides useful information to investors regarding financial and business trends related to our results of operations, cash flows and indebtedness and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data the company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance and financial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.